United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 6, 2025

Fidelity National Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Nevada	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
On November 6, 2025, the board of directors (the “Board”) of Fidelity National Financial, Inc. (the “Company” or “FNF”) approved a special stock distribution (the “Distribution”) to FNF’s shareholders of approximately 16 million shares of common stock owned by FNF of F&G Annuities & Life, Inc., a majority owned subsidiary of FNF, representing approximately 12% of the outstanding shares of F&G’s common stock.
The Distribution by FNF of the special stock distribution will be made on December 31, 2025 (the “Distribution Date”) to all of FNF’s shareholders of record as of 4:30 p.m. ET on December 17, 2025 (the “Record Date”). The Distribution will consist of a pro rata common stock distribution to each of FNF’s shareholders on the Record Date. As of November 5, 2025, FNF had approximately 271 million shares of its common stock, par value $0.001 per share, outstanding. Based on such number, FNF estimates that FNF’s shareholders will receive approximately six shares of F&G’s common stock for every 100 shares of FNF’s common stock held as of the close of business on the Record Date. The final distribution ratio will be determined based on the number of shares of FNF’s common stock outstanding on the Record Date.

No fractional shares of F&G’s common stock will be distributed. Instead, FNF’s shareholders will receive cash in lieu of any fraction of a share of F&G’s common stock that they otherwise would have received. The Distribution is intended to be structured as a taxable dividend to FNF shareholders for U.S. federal income tax purposes.

No vote or action is required by FNF’s shareholders in order to receive the Distribution of shares of F&G’s common stock.

FNF’s shareholders on the Record Date will receive account statements reflecting their ownership interest in shares of F&G’s common stock. F&G’s common stock issued in the Distribution will be in book-entry form. FNF’s shareholders who hold their shares through brokers or other nominees will have their shares of F&G’s common stock credited to their accounts by their nominees or brokers. FNF’s shareholders will not be required to pay cash or other consideration for the shares of F&G’s common stock to be distributed to them, or surrender or exchange their shares of FNF’s common stock to receive the Distribution.

Further information regarding the Distribution and FNF and F&G may be found at investor.fnf.com, and investors.fglife.com, respectively, and reports of FNF and F&G which may be accessed through the SEC’s website at www.sec.gov.

The foregoing description of the press release announcing the Distribution is only a summary and is qualified in its entirety by reference to the full text of the press release, a copy of which is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
1.1	Press release announcing Fidelity National Financial, Inc Distribution of F&G Annuities & Life, Inc. Ownership to FNF Shareholders
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	November 7, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary